Exhibit 99.1

Keryx Biopharmaceuticals, Inc. Announces Fourth Quarter and Year-End 2012 Financial Results

Keryx to Host Investor Conference Call Tomorrow, Tuesday, March 12, 2013 at 8:30am EST

NEW YORK, March 11, 2013 /PRNewswire-FirstCall/ -- Keryx Biopharmaceuticals, Inc. (NASDAQ: KERX), a biopharmaceutical company focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of renal disease (the “Company”), today announced its results for the fourth quarter and year ended December 31, 2012.

At December 31, 2012, the Company had cash, cash equivalents, interest receivable, and investment securities of $14.7 million, as compared to $39.5 million at December 31, 2011. Subsequent to December 31, 2012, the Company completed an underwritten public offering of common stock, which provided proceeds to the Company of approximately $74.8 million, net of underwriting discounts and offering expenses of approximately $5.6 million. Also subsequent to December 31, 2012, the Company received a $7.0 million milestone payment from its Japanese partner for Zerenex (ferric citrate), Japan Tobacco Inc. (“JT”) and Torii Pharmaceutical Co., Ltd. (“Torii”), related to JT’s January 2013 filing of a New Drug Application (“NDA”) with the Japanese Ministry of Health, Labour and Welfare for marketing approval of ferric citrate in Japan for the treatment of hyperphosphatemia in patients with chronic kidney disease.

The net loss for the fourth quarter ended December 31, 2012 was $6.6 million, or $0.09 per share, compared to a net loss of $8.4 million, or $0.12 per share, for the comparable quarter in 2011, representing a decrease in net loss of $1.8 million. The change in net loss in the fourth quarter of 2012, as compared to the fourth quarter of 2011, was primarily attributable to a $3.1 million decrease in research and development expenses due to the cessation of the development of KRX-0401 (perifosine) in May 2012, partially offset by a $1.3 million increase in research and development expenses related to the Zerenex clinical program. The net loss for the fourth quarter ended December 31, 2012, included $0.5 million of non-cash compensation expense related to equity incentive grants.

The net loss for the year ended December 31, 2012, was $22.7 million, or $0.32 per share, compared to a net loss of $28.1 million, or $0.42 per share, for the year ended December 31, 2011, representing a decrease in net loss of $5.4 million. The change in net loss in the year ended December 31, 2012, as compared to 2011, was primarily attributable to an $8.9 million decrease in research and development expenses due to the cessation of the development of KRX-0401 (perifosine) in May 2012, partially offset by a $2.5 million increase in research and development expenses related to the Zerenex clinical program. The net loss for the year ended December 31, 2011, included license revenue of $5.0 million related to a milestone payment from JT and Torii for their commencement, in April 2011, of a Phase 3 clinical program in Japan. The net loss for the year ended December 31, 2012, included a non-cash extraordinary gain of $2.6 million related to a write-off of the contingent equity rights liability following the termination of the license agreement for KRX-0401 in May 2012 and $2.2 million of non-cash compensation expense related to equity incentive grants.

Ron Bentsur, the Company's Chief Executive Officer, commented, “In January, we reached a major milestone with the announcement of successful top-line results from the long-term Phase 3 study of Zerenex. Following that announcement, we solidified our balance sheet with a substantial capital raise, allowing us to focus on the next key milestones for the Company, specifically, our pending U.S. New Drug Application and European Marketing Authorization Application filings and a potential launch for Zerenex in the middle of next year.”

The Company will host an investor conference call tomorrow, Tuesday, March 12, 2013, at 8:30am EST, to discuss the Company’s fourth quarter and year-end 2012 financial results and provide a business outlook for 2013.

In order to participate in the conference call, please call 1-877-869-3847 (U.S.), 1-201-689-8261 (outside the U.S.), call-in ID: KERYX. The audio recording of the conference call will be available for replay at http://www.keryx.com, for a period of 15 days after the call.

ABOUT KERYX BIOPHARMACEUTICALS, INC.

Keryx Biopharmaceuticals is focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of renal disease. Keryx is developing Zerenex (ferric citrate), an oral, ferric iron-based compound that has the capacity to bind to phosphate and form non-absorbable complexes. Keryx has completed a U.S.-based Phase 3 clinical program for Zerenex for the treatment of hyperphosphatemia (elevated phosphate levels) in patients with end-stage renal disease, conducted pursuant to a Special Protocol Assessment (SPA) agreement with the FDA, and Keryx expects to submit an NDA with the FDA in the second quarter of 2013 and a MAA with the EMA in mid-2013. Zerenex is also in Phase 2 development in the U.S. for the management of phosphorus and iron deficiency in anemic patients with Stages 3 to 5 non-dialysis dependent chronic kidney disease. In addition, Keryx's Japanese partner, Japan Tobacco Inc. and Torii Pharmaceutical Co., Ltd. has filed its New Drug Application for marketing approval of ferric citrate in Japan for the treatment of hyperphosphatemia in patients with chronic kidney disease. Keryx is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The factors that could cause our actual results to differ materially are identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information in our website is not incorporated by reference into this press release and is included as an inactive textual reference only.

KERYX CONTACT:

Lauren Fischer
Director – Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: 212.531.5965
E-mail: lfischer@keryx.com

Source: Keryx Biopharmaceuticals, Inc.

Keryx Biopharmaceuticals, Inc.

Selected Consolidated Financial Data

(In Thousands, Except Share and Per Share Amounts)

Statements of Operations Information (Unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
REVENUE:
License revenue	$—	$—	$—	$5,000

OPERATING EXPENSES:
Research and development:
Non-cash compensation	150	187	662	803
Other research and development	4,753	6,676	19,369	26,209
Total research and development	4,903	6,863	20,031	27,012

General and administrative:
Non-cash compensation	388	341	1,505	1,289
Other general and administrative	1,387	1,497	5,543	5,448
Total general and administrative	1,775	1,838	7,048	6,737

TOTAL OPERATING EXPENSES	6,678	8,701	27,079	33,749

OPERATING LOSS	(6,678)	(8,701)	(27,079)	(28,749)

OTHER INCOME:
Interest and other income, net	50	80	1,719	380

LOSS FROM CONTINUING OPERATIONS	(6,628)	(8,621)	(25,360)	(28,369)

Gain from discontinued operations	—	246	—	246
Extraordinary gain	—	—	2,639	—

NET LOSS	$(6,628)	$(8,375)	$(22,721)	$(28,123)

NET LOSS PER COMMON SHARE
Continuing operations	$(0.09)	$(0.12)	$(0.36)	$(0.42)
Discontinued operations	—	— *	—	— *
Extraordinary gain	—	—	0.04	—
Basic and diluted net loss per common share	$(0.09)	$(0.12)	$(0.32)	$(0.42)

SHARES USED IN COMPUTING NET LOSS PER COMMON SHARE
Basic and Diluted	71,925,040	71,022,951	71,633,464	67,370,354

Balance Sheet Information:

	December 31, 2012	December 31, 2011**
	(Unaudited)

Cash, cash equivalents, interest receivable and short-term investment securities	$14,677	$39,470
Total assets	18,569	43,488
Accumulated deficit	(392,608)	(369,887)
Stockholders’ equity	10,494	31,047

*	Amount less than one cent.
**	Condensed from audited financial statements